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                                                                    Exhibit 5(h)

                                     FORM OF
                                   SCHEDULE D
                              ADVISORY FEE SCHEDULE
                                   AMENDED [ ]

      THE FEES LISTED BELOW ARE FOR SERVICES PROVIDED UNDER THIS AGREEMENT
            AND ARE TO BE ACCRUED DAILY AND PAID MONTHLY IN ARREARS:

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FUND                                                                                      DATE
----                                                                                      ----
SCHWAB CALIFORNIA MUNICIPAL MONEY FUND                                                    NOVEMBER 5, 1990

Forty-six one-hundredths of one percent (.46%) of the Schwab California Municipal Money Fund's average daily net assets not in excess of $1 billion; forty-one one-hundredths of one percent (.41%) of such net assets over $1 billion but not in excess of $2 billion; and forty one-hundredths of one percent (.40%) of such net assets over $2 billion.

SCHWAB U.S. TREASURY MONEY FUND                                                           NOVEMBER 5, 1991

Forty-six one-hundredths of one percent (.46%) of the Schwab U.S. Treasury Money Fund's average daily net assets not in excess of $1 billion; forty-one one-hundredths of one percent (.41%) of such net assets over $1 billion but not in excess of $2 billion; and forty one-hundredths of one percent (.40%) of such net assets over $2 billion.

SCHWAB VALUE ADVANTAGE MONEY FUND                                                         FEBRUARY 7, 1992

Forty-six one-hundredths of one percent (.46%) of the Schwab Value Advantage Money Fund's average daily net assets not in excess of $1 billion; forty-five one-hundredths of one percent (.45%) of such net assets over $1 billion but not in excess of $3 billion; forty one-hundredths of one percent (.40%) of such net assets over $3 billion but not in excess of $10 billion; thirty-seven one-hundredths of one percent (.37%) of such net assets over $10 billion but not in excess of $20 billion; and thirty-four one-hundredths of one percent (.34%) of such net assets over $20 billion.

SCHWAB INSTITUTIONAL ADVANTAGE MONEY FUND                                                 NOVEMBER 26, 1993

Forty-six one-hundredths of one percent (.46%) of the Schwab Institutional Advantage Money Fund's average daily net assets not in excess of $1 billion; forty-five one-hundredths of one percent (.45%) of such net assets over $1 billion but not in excess of $3 billion; forty one-hundredths of one percent (.40%) of such net assets over $3 billion but not in excess of $10 billion; thirty-seven one-hundredths of one percent (.37%) of such net assets over $10 billion but not in excess of $20 billion; and thirty-four one-hundredths of one percent (.34%) of such net assets over $20 billion.

SCHWAB RETIREMENT MONEY FUND                                                              NOVEMBER 26, 1993

Forty-six one-hundredths of one percent (.46%) of the Schwab Value Advantage
Money Fund's average daily net assets not in excess of $1 billion; forty-five one-hundredths of one percent (.45%) of such net assets over $1 billion but not in excess of $3 billion; forty one-hundredths of one percent (.40%) of such net assets over $3 billion but not in excess of $10 billion; thirty-seven one-hundredths of one percent (.37%) of
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
such net assets over $10 billion but not in excess of $20 billion; and
thirty-four one-hundredths of one percent (.34%) of such net assets over $20 billion.

SCHWAB NEW YORK MUNICIPAL MONEY FUND                                                      NOVEMBER 10, 1994

Forty-six one-hundredths of one percent (.46%) of the Schwab New York Municipal Money Fund's average daily net assets not in excess of $1 billion; forty-one one-hundredths of one percent (.41%) of such net assets over $1 billion but not in excess of $2 billion; and forty one-hundredths of one percent (.40%) of such net assets over $2 billion.

SCHWAB GOVERNMENT CASH RESERVES FUND                                                      OCTOBER 20, 1997

Forty-six one-hundredths of one percent (.46%) of the Schwab Government Cash Reserves Fund's average daily net assets not in excess of $1 billion; forty-five one-hundredths of one percent (.45%) of such net assets over $1 billion but not in excess of $3 billion; forty one-hundredths of one percent (.40%) of such net assets over $3 billion but not in excess of $10 billion; thirty-seven one-hundredths of one percent (.37%) of such net assets over $10 billion but not in excess of $20 billion; and thirty-four one-hundredths of one percent (.34%) of such net assets over $20 billion.

SCHWAB NEW JERSEY MUNICIPAL MONEY FUND                                                    JANUARY 20, 1998

Forty-six one-hundredths of one percent (.46%) of the Schwab New Jersey Municipal Money Fund's average daily net assets not in excess of $1 billion; forty-one one-hundredths of one percent (.41%) of such net assets over $1 billion but not in excess of $2 billion; and forty one-hundredths of one percent (.40%) of such net assets over $2 billion.

SCHWAB PENNSYLVANIA MUNICIPAL MONEY FUND                                                  JANUARY 20, 1998

Forty-six one-hundredths of one percent (.46%) of the Schwab Pennsylvania Municipal Money Fund's average daily net assets not in excess of $1 billion; forty-one one-hundredths of one percent (.41%) of such net assets over $1 billion but not in excess of $2 billion; and forty one-hundredths of one percent (.40%) of such net assets over $2 billion.
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                                    THE CHARLES SCHWAB FAMILY OF FUNDS

                                    By:    _____________________________________
                                    Name:  William J. Klipp
                                    Title: Executive Vice President and Chief
                                           Operating Officer

                                    CHARLES SCHWAB & CO., INC.

                                    By:    _____________________________________
                                    Name:  Colleen M. Hummer
                                    Title: Senior Vice President